Exhibit 5(a)

[LETTERHEAD OF MCGUIREWOODS LLP]

November 9, 2009

Merrill Lynch & Co., Inc.

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Re:	Registration Statement on Form S-8

$200,000,000 Deferred Compensation Obligations of Merrill Lynch & Co., Inc.

Pursuant to the Merrill Lynch & Co., Inc. 2010 Performance Year Deferred Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Merrill Lynch & Co., Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Company of up to $200,000,000 of Deferred Compensation Obligations (the “Deferred Compensation Obligations”), which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Merrill Lynch & Co., Inc. 2010 Performance Year Deferred Compensation Plan (the “Plan”).

In rendering the opinion set forth below, we have examined such corporate records and other documents, including the Registration Statement, and the Company’s Restated Certificate of Incorporation, the Company’s By-Laws, and the Plan included in the Company’s periodic reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or otherwise identified to our satisfaction, and such other documents and records as we have considered relevant and necessary as a basis for this opinion.

Based on the foregoing, it is our opinion that, when issued in accordance with the terms of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting enforcement of creditors’ remedies or by general principles of equity.

We hereby consent to be named in the Registration Statement as the attorneys who passed upon the legality of the Deferred Compensation Obligations, and to the filing of a copy of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ MCGUIREWOODS LLP